[Letterhead of Jenkens & Gilchrist Parker Chapin LLP]


                                January 14, 2004


Cadence Resources Corporation
6 East Rose Street
Walla Walla, Washington  99362

Ladies and Gentlemen:

     We have acted as securities counsel for Cadence Resources Corporation, a Utah corporation ("Cadence"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of Registration Statement No. 333-110099 on Form SB-2 filed by Cadence with the Commission on October 30, 2003, and Amendment No. 1 thereto filed with the Commission on January 14, 2004 (such Registration Statement as amended referred to herein as the "Registration Statement") for the purpose of registering 3,049,900 shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), 237,500 shares of Common Stock issuable upon the exercise of Warrants (the "Warrant Shares") and 213,140 shares of Common Stock issuable upon exercise of Options (the "Option Shares") for the public offering and sale of such Shares, Warrant Shares and Option Shares by the Selling Shareholders identified as such in the Registration Statement.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the form of prospectus included therein; (ii) Cadence's Restated Articles of Incorporation and Bylaws; (iii) copies of resolutions of the Board of Directors of Cadence authorizing the issuance of the Shares, the Warrant Shares and the Option Shares and related matters; and (iv) such other documents and instruments as we have deemed necessary for the expression of the opinion herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to originals of all photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers of Cadence and upon documents, records and instruments furnished to us by Cadence, without independent check or verification of their accuracy.

Cadence Resources Corporation
January 14, 2004
Page 2

     Based upon and subject to the foregoing and in reliance thereon, we are of the opinion that (a) the Shares are validly issued, fully paid and nonassessable, (b) the Warrant Shares, upon payment to the Company in accordance with the terms of the warrant representing the right to purchase such Warrant Shares by the holder of the warrant and the issuance of the Warrant Shares by the Company, will be validly issued, fully paid and nonassessable, and (c) the Option Shares, upon payment to the Company in accordance with the terms of the option representing the right to purchase such Option Shares by the holder of the option and the issuance of the Option Shares by the Company, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to reference being made to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, this firm does not thereby admit that it comes into the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

     We are members of the Bars of the States of New York and Texas and do not hold ourselves out as being experts on laws other than laws of the States of New York and Texas and the laws of the United States of America.


                                   Very truly yours,

                                   /s/ Jenkens & Gilchrist Parker Chapin LLP
                                   JENKENS & GILCHRIST PARKER CHAPIN LLP